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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2001 except as to the pooling of interest with Geneva Technology, Ltd which is as of June 18, 2001 relating to the financial statements and financial statement schedule for the year ended December 31, 2000, which appears in Convergys Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Cincinnati, Ohio
June 9, 2003












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